Exhibit 99.1

Letter to Plastic2Oil Stockholders from Richard Heddle, Chief Executive Officer

NIAGARA FALLS, NY, March 8, 2016

The following is a statement by Richard Heddle, CEO, Plastics2Oil, Inc. (OTCQB: PTOI):

Dear P2O Shareholder:

I want to provide a review and update on the status of our Company.

Operations

In August 2013, I became CEO of Plastics2Oil (“P2O”) during a period of significant transition in the operations of the Company. Prior to becoming CEO, I was a long term shareholder convinced of the viability and commercial need for the Company’s technology and the financial opportunity it presents. I am even more convinced today and I have personally invested millions of dollars into the Company.

As CEO, I have substantially reduced the Company’s monthly cash burn rate. One of my first cost cutting decisions was to cease operations at the RRON facility in Thorold, Canada. I am pleased to report that we recently came to terms regarding the remaining balance of the lease agreement. With that and other time consuming and financial issues largely behind us, our efforts are laser focused on closing the first P2O processor sales in 2016.

Over the next few weeks, we will be sharing important information with you regarding the sales and marketing program that we intend to launch. Our efforts will include direct sales as well as a new partnership. To that end, we made the decision not to further extend our agreement with EcoNavigation as their firm has been unable to conclude processor sales via acceptable terms.

Through years of testing and refinement in conjunction with our outside engineering firm, we are considering brining our flagship processor #3 back online in the coming months. It will be important to be able to demonstrate the commercial viability of this processor by regular operations at our Niagara Falls plant.

Of primary influence to our decision to expand our sales efforts and to bring the flagship processor #3 back on line is our view based on analysis and consultation that oil prices have reached a bottom and could rise to $50 a barrel by the end of the year.

While the price of crude is a factor in certain economic analysis pertaining to our processor sales, it is not the only factor. There are significant costs associated with landfill disposal.

Financial decisions regarding P2O’s disruptive technology are based on the results of models that are tailored specifically to each potential client. These include, but are not limited to, the anticipated life of a processor or cluster, specific configurations of customers’ sites and facilities on hand, and the ability to integrate P2O’s technology into existing operations.

Internal Changes

While our primary focus continues to be on the sale of our disruptive technology, a number of internal operational changes are being addressed:

1.	The Niagara Falls plant will provide a source of revenue in the coming quarters. The Company plans to raise additional outside capital for the restart of flagship processor #3 and we are also considering modifications to our processor #2 in order to improve economies of scale and resultant cash flow.

2.	Plastics2Oil owns a fully permitted fuel blending facility in Thorold, Canada. Regional demand justifies bringing the facility back on line and we intend to lease the blending facility to a qualified independent operator in 2016.

3.	We will continue to draw support from our loyal shareholder base that includes individuals with impressive business credentials, experience and acumen. Valuable strategic suggestions have been offered and are being evaluated. I am also considering making important additions to our management team in the coming months and we may establish an advisory board.

Madison County, New York

Many P2O investors may be aware that an RFP has been issued by Madison County, New York. We applaud Madison County’s role in recognizing environmental issues and initiating a regional alternative to the disposal of agricultural waste plastic in landfills. In the past, P2O has successfully processed plastic feedstock for Madison County.

A single P2O processor operating at full capacity can process nearly 30 tons of hydrocarbon/feedstock material per day. We know of no other company that provides a more viable solution. We will continue to evaluate the situation to determine if there is a worthy, viable proposal that can be submitted. If no responsible bid is accepted by Madison County for their RFP, P2O will attempt to provide other solutions that may work for our neighbors in Madison County.

Our Environment

Beyond the financial considerations for our Company is the impact the disposal of plastic has on our environment. Each year over 30 million tons of plastic waste enters our fragile ecosystem. Costs are incurred to find, extract and refine crude oil; ultimately only to incur additional costs in returning that crude oil, now in the form of plastic, back underground via landfills. Equally offensive is seeing plastic as litter accumulating in our streets, oceans, lakes and streams.

All of us at P2O believe that market needs and government regulation will drive the widespread deployment of our technology. Our solution presents a compelling financial opportunity and delivers with substantial and obvious environmental benefits. Like many of you, we are resolute that environmental issues need to be handled responsibly now, not left for future generations.

Lastly, I want to personally thank each and every P2O shareholder for their invaluable support.

Best regards,

/s/ Richard Heddle
Richard Heddle, CEO
Plastic2Oil, Inc.

About the Company

Plastic2Oil, Inc. (“P2O”) is an innovative North American fuel company that transforms unsorted, unwashed waste plastic into ultra-clean, ultra-low sulphur fuel without the need for refinement. The Company’s patent-pending Plastic2Oil® (P2O®) is a proprietary, commercially viable and scalable process designed to provide immediate economic benefit for industry, communities and government organizations faced with waste plastic recycling challenges.

With its revolutionary P2O technology, P2O has pioneered a process that has the ability to change the way the world handles waste plastic and plastic recycling. P2O is committed to environmental sustainability by diverting plastic waste from landfill and potential incineration.

The Company is also committed to the creation of green employment opportunities and a reduction in the cost of plastic recycling programs for municipalities and business.

U.S. investors can find current financial disclosure and Real-Time Level 2 quotes at http://www.otcmarkets.com/stock/PTOI/quote.

FORWARD-LOOKING STATEMENTS

The information presented in this Press Release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to management’s current beliefs, plans, strategies, objectives, goals and expectations, including expectations about the future financial or operating performance of Plastic2Oil, Inc. (the “Company”) and its projects, sales, vendor and customer contracts, capital expenditures, capital needs, government regulation of the industry, environmental risks, limitations of insurance coverage, and the timing and possible outcome of regulatory matters, including the granting of patents and permits. Words such as “expect”, “anticipate”, “intend”, “attempt”, “may”, “will”, “plan”, “believe”, “seek”, “estimate”, and variations of such words and similar expressions are intended to identify such forward-looking statements. The potential risks and uncertainties that could cause actual results to differ materially from those expressed, implied or forecasted herein may include, without limitation, risks associated with general business, economic, competitive, political and social uncertainties; risks associated with changes in project parameters as plans continue to be refined; risks associated with failure of plant, equipment or processes to operate as anticipated; risks associated with accidents or labor disputes; risks associated in delays in obtaining governmental approvals or financing, or in the completion of development or construction activities; risks associated with financial leverage and the availability of capital; risks associated with the price of commodities and the inability of our Company to control commodity prices; risks associated with the regulatory environment within which our Company operates; risks associated with litigation including the availability of insurance; and risks posed by competition. The forward-looking statements in this press release are made as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

The Company urges readers of this press release to consider carefully the disclosures in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, which was filed on March 31, 2015.

Contact Information

Plastic2Oil, Inc.

20 Iroquois Street

Niagara Falls, NY 14303

Direct 716-278-0015